Exhibit  3.2


                            CERTIFICATE OF AMENDMENT
                            ------------------------
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                               ITIS HOLDINGS INC.

                            (Pursuant to NRS 78.380)

     FIRST:  The  undersigned  is  the  sole incorporation or ITIS Holdings Inc.
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     SECOND:  The  original Articles of Incorporation of ITIS Holdings Inc. were
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filed with the Secretary of State of the State of Nevada on August 15, 2002.

     THIRD:  As  of  the  date  hereof,  no stock of ITIS Holdings Inc. has been
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issued.

     FOURTH:  The  Articles  of  Incorporation  of  ITIS Holdings Inc. is hereby
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amended  by  adding  the  following  provision  thereto:

     TWELFTH:  Upon written demand of the Corporation, each record holder of any
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     shares of the capital stock of any class or series of the Corporation shall provide the Corporation with the name and address of each person for whom such person holds such shares as the beneficial owner, the number, class and series of the shares so held, and manner of holding such shares. Likewise, upon written demand of the Corporation, each beneficial holder of any shares of the capital stock of any class or series of the Corporation shall provide the Corporation with the name and address of any person who has an interest in such shares, directly or indirectly, and the nature of such interest. As used herein, the terms "beneficial owner" shall mean and include any person who has the sole or joint right to dispose of the shares or direct the disposal of shares, the sole or joint economic interest in the shares, or the sole or joint right to receive or direct the receipt of dividends or other distributions relating to the shares.


     IN WITNESS WHEREOF, I do hereby execute these Articles of Incorporation on August 26, 2002.




                                        ----------------------
                                        Lawrence E. Wilson


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